UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (215) 238-1046
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On July 29, 2005, Hersha Hospitality Trust (the “Company”) announced it has priced a public offering of 2,400,000 of its 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series A Preferred Shares”). The Company expects the net proceeds of the offering, less expenses payable by the Company, will be approximately $57,935,000 million. Wachovia Capital Markets, LLC and UBS Securities LLC are acting as joint bookrunning managers for the offering with Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, and Stifel Nicolaus & Company, Incorporated participating as co-managers.
     The Company expects to use the net proceeds of this offering to fund the purchase price for its pending Mystic Partners joint venture with Waterford Hospitality Group, LLC and for general corporate purposes, including future acquisitions. The closing of the offering of Series A Preferred Shares is subject to customary closing conditions as set forth in an underwriting agreement between the Company and representatives of the underwriters, which is attached hereto as Exhibit 1.1. The closing of the Company’s pending Mystic Partners joint venture with Waterford is subject to satisfaction or waiver of certain conditions, including debt refinancings relating to the hotels being contributed to the joint venture.
     This preceding text may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could.” There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, please refer to the Company’s filings with the Securities and Exchange Commission, including the Registration Statement and Prospectus Supplement relating to the offering.
     On July 29, 2005, the Company issued a press release with respect to the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated July 29, 2005, by and between Hersha Hospitality Trust, Wachovia Capital Markets, LLC and UBS Securities LLC.

Exhibit 99.1	Press Release with respect to the underwriting agreement related to the public offering of Series A Preferred Shares, dated July 29, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	HERSHA	HOSPITALITY TRUST

Date: August 1, 2005	By:	/s/ Ashish R. Parikh

Ashish R. Parikh
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated July 29, 2005, by and between Hersha Hospitality Trust, Wachovia Capital Markets, LLC and UBS Securities LLC.

99.1	Press Release with respect to the underwriting agreement related to the public offering of Series A Preferred Shares, dated July 29, 2005.